COMPANY CONTACT: Doug Atkinson, CFA Senior Manager – Finance & Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SilverBow Resources Announces
Commencement of Trading on the New York Stock Exchange

Houston, TX – May 5, 2017 - SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today announced the Company’s common stock commenced trading on the New York Stock Exchange (“NYSE”) under the trading symbol “SBOW”. Upon commencement of trading on the NYSE, the Company’s common stock ceased trading on the OTCQX Best Market.

About SilverBow Resources
Headquartered in Houston, SilverBow Resources (NYSE: SBOW) develops, explores and acquires oil and gas properties in the Eagle Ford trend of South Texas.

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